EXHIBIT 21.1
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SUBSIDIARIES OF FROZEN FOOD EXPRESS INDUSTRIES, INC.
                                                        Jurisdiciton of
Name of Subsidiary                                       Incorporation
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FFE Transportation Services, Inc.                          Delaware
AirPro Holdings, Inc.
   (formerly W&B Refrigeration Service Company, Inc.)      Delaware
Conwell Corporation                                        Delaware
Lisa Motor Lines, Inc.                                     Delaware
FFE Logistics, Inc.                                        Delaware
Compressors Plus, Inc.                                     Texas
Compressors Plus, Inc. *                                   Delaware
FFE, Inc.                                                  Texas
Conwell Cartage, Inc. *                                    Texas
Frozen Food Express, Inc. *                                Texas
Middleton Transportation Company *                         Texas


Each subsidiary does business under its corporate name.

* Inactive